UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 10, 2011

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As of January 10, 2011, AMVAC Chemical Corporation (“AMVAC”), one of our subsidiaries, as borrower, and affiliates (including registrant), as guarantors, entered into an Amended and Restated Credit Agreement (the “New Credit Agreement”) with a group of commercial lenders led by Bank of the West (AMVAC’s primary bank) as agent, swing line lender and L/C issuer. The New Credit Agreement supersedes the First Amendment to Credit Agreement (“First Amendment”) dated as of March 5, 2010 and more fully described in the Company’s Form 8-K filed on March 8, 2010. The New Credit Agreement is a $137 million senior secured lending facility consisting of a revolving line of credit of $75 million and term loan commitments of $62 million. Also included in the facility is an accordion feature for up to $50 million. AMVAC has had a banking relationship with its primary bank for over 30 years.

Item 1.02	Termination of a Material Definitive Agreement

On January 10, 2011, AMVAC, as borrower, and its affiliates, as guarantors, terminated the First Amendment concurrent with entry into the New Credit Agreement (as more fully described in Item 1.01, which is incorporated by reference herein). In connection with that termination, AMVAC paid the entire outstanding balance of the term loans and revolving line of credit plus accrued interest of the First Amendment, using proceeds from the New Credit Facility as more fully described in Item 2.03 below, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or under an Off- Balance Sheet Arrangement of a Registrant

In connection with retiring the entire outstanding balance of the term loans and revolving credit facility (plus accrued interest) of the First Amendment upon termination thereof, on January 10, 2011, AMVAC borrowed approximately $62 million under the New Credit Facility consisting of approximately $62 million in term loans and $0 from the revolving line of credit. These loans bear interest at a variable rate of interest based on LIBOR and the Eurodollar Reserve of the Federal Reserve (“Eurodollar Rate Loan”), or, at Amvac’s option, a variable rate of interest based upon the prime rate, the Federal Funds rate, and LIBOR (“Alternative Base Rate Loan”). The principal payments of the term loans are payable (a) in equal quarterly installments on or before the last business day of each March, June, September and December (i) through 2012 in the amount of $2 million, and (ii) thereafter through December 2015 in the amount of $2.5 million, and (b) the remainder, if any, not later than January 10, 2016. Interest accruing on the Eurodollar Rate Loans is payable on the last day of the interest period, which may be one, three or six months, as per borrower’s election. Interest accruing on the Alternate Base Rate Loans is payable monthly, in arrears, on the last day of the month and on the maturity date of any such loan in the amount of interest then accrued but unpaid. Both the senior secured revolving line of credit and the term loans mature on January 10, 2016 and contain certain covenants (with which AMVAC is in compliance) as defined in the New Credit Agreement.

The information contained in this Current Report on Form 8-K, including the Exhibits attached hereto, is being furnished under Items 1.01, 1.02, 2.03, 8.01 and 9.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On January 12, 2011, American Vanguard issued a press release reporting on the New Credit Agreement. A copy of that press release is attached hereto as exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amended and Restated Credit Agreement dated as of January 10, 2011.

Exhibit 99.1	Press release dated January 12, 2011 of American Vanguard Corporation announcing its entry into the Amended and Restated Credit Agreement dated as of January 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION
Date: January 13, 2011
	By:	/S/ TIMOTHY J. DONNELLY
Timothy J. Donnelly
Chief Administrative Officer, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Credit Agreement dated as of January 10, 2011.

Exhibit 99.1	Press release dated January 12, 2011 of American Vanguard Corporation announcing the Amended and Restated Credit Agreement dated as of January 10, 2011.